UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 17, 2018

HANCOCK WHITNEY CORPORATION
(Exact Name of Registrant as Specified in Charter)
Mississippi	001-36872	64-0693170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hancock Whitney Plaza 2510 14th Street Gulfport, Mississippi		39501
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (228) 868-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02       Termination of a Material Definitive Agreement.

On August 17, 2018, Hancock Whitney Corporation (the “Company”) paid in full the outstanding principal amount, along with the accrued and unpaid interest, for a total of $50.3 million, on that certain term loan issued pursuant to the Credit Agreement (the “Credit Agreement”), dated December 18, 2015, with U.S. Bank National Association, as lender and administrative agent.  In connection with the payment in full of the term loan, the Credit Agreement was terminated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK WHITNEY CORPORATION

August 23, 2018	By:	/s/ Michael M. Achary
Michael M. Achary
Chief Financial Officer